July 28, 2000


Board of Directors
Lexon, Inc.
8908 S. Yale Ave., Suite 409
Tulsa, OK  74137

Re:  Registration Statement on Form SB-2 Lexon, Inc.

Ladies and Gentlement:

     I am counsel for Lexon, Inc., an Oklahoma corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") as to which this opinion is a part, filed with the Securities and Exchange Commission (the "Commission") on July 28th, 2000 for the resale of up to 20,000,000 shares of common stock, $.001 par value, of the Company by selling shareholders (the "Shares").

     In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies of such corporate records and other documents including all of the Transaction Documents with Swartz (the Investment Agreement, the Registration Rights Agreement the Irrevocable Instructions to the Transfer Agent, Certain Warrants to purchase the Company's Common Stock pursuant to the Investment Agreement) collectively referred to as "Transaction Documents" and have satisfied myself as to such other matters as I have deemed necessary to enable me to express my opinion hereinafter set forth.

                                          SB-2 Sequential Page Number 100 of 104

     I have also examined, relied upon, and assumed the accuracy, where appropriate, of the representations and warranties of the Company and the other parties thereto contained in the Transaction Documents as to the matters of fact therein represented. As to certain questions of fact material to the opinions contained herein, I have relied upon the representations of each party made in the Transaction Documents and certificates or statements of public officials and officers and agents of the Company, and I have assumed that any certificates or statements of public officials dated earlier date hereof are accurate on the date hereof as of made on such date.

     In my examination of Transaction  Documents described above, I have assumed
the  genuine  of  all  signatures  of  parties  other  than  the  Company,   the
authenticity of all documents submitted to me as copies.

     With respect to my opinion that the Common Stock, when issued, upon exercise of the Put Shares and the Warrants and fulfillment of the terms of the Transaction Documents, respectively, will be validly issued, I have assumed that
(i) such Common Stock will be evidenced by appropriate certificates, duly executed and delivered and (ii) the Company will maintain a sufficient number of authorized and unissued shares of Common Stock, at all times while the Investment Agreement and Warrants are outstanding, to permit the issuance of the Put Shares and the exercise of Warrants in accordance with their terms.

     In addition, I have assumed that the representations and warranties as to factual matters and acknowledgements made by each subscriber in Sections 3 and 4 of the Investment Agreement are true, I have also assumed that the Investor has received all of the documents that the Investor was required to receive under the Investment Agreement.

     Based upon and subject to the foregoing and the qualifications, limitations and assumptions set forth herein, it is my opinion that, as of the date hereof:

                                          SB-2 Sequential Page Number 101 of 104

     The issued Shares covered by the Registration Statement and registered on behalf of the Company, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable. The Shares to be issued upon the conversion of certain warrants, as covered by the Registration Statement and registered on behalf of the Company, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

     This opinion is rendered only with regard to the matters set out in the paragraph above. No other opinions are intended nor should they be inferred.

     I am a member of the Bar of the State of Oklahoma. I call attention to the fact that the Transaction Documents are stated therein to be governed by the State of Georgia and that I am not a member of the Bar of the State of Georgia. I express no opinion as to the enforceability of such documents under Georgia law. The enforceability opinions contained herein are given on the assumption that the internal laws (as opposed to conflict of laws provisions) of the State of Georgia are identical to those of the State of Oklahoma. This opinion is based solely upon the foregoing state laws and the Laws of the United States as currently in effect.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                          Very truly yours,

                                          /s/ RONALD C. KAUFMAN
                                          Ronald C. Kaufman

                                          SB-2 Sequential Page Number 102 of 104